                                                                   EXHIBIT 2.19B

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).

                                FIRST AMENDMENT
                                       TO
                        RESTATED AND AMENDED CSG MASTER
                     SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                        TCI CABLE MANAGEMENT CORPORATION

This First Amendment (the "Amendment") is executed this 29th day of June, 1998, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("CDstomer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997 (the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG AND CUSTOMER AGREE AS FOLLOWS:

1. ITEM 13 OF SCHEDULE D OF THE AGREEMENT SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FEES SET FORTH BELOW FOR ISP DOMAIN XBOI:

ISP DOMAIN XBOI -
------------------
XBOI DEVELOPMENT FEE:                $(***)
     XBOI DEVELOPMENT FEE INCLUDES:
     ------------------------------
     . XBOI development team through January 1, 1998
     . Project Management through January 1, 1998
     . XBOI Executable development
     . XBOI Documentation
     . Product/Services API Executable
     . Product/Services API Documentation
     . Four (4) XBOI "Chalk Talk" sessions in Omaha
     . Statement Extract Development
     . Test Environment/Integration Testing Support
     . New Client Training
     . System Set Up
     . NT server installation

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

     PAYMENT TERMS FOR DEVELOPMENT FEES:
     -----------------------------------
          Due at November 30, 1997        $(***)
          Due at February 28, 1998        $(***)

XBOI (*****) LICENSE FEE:                               $(***)
      .      (License Fee is (***))
      .       XBOI Perpetual License includes XBOI Executable Version 1.0

Version 1.0 includes the following transactions:
      SIU, SRQ, HSE, HIU, WOC, WCM, WIU, CII, CIU, SCU, WDO, WHS, WRQ, WTC, WDS, WCS, WRS, MBH, MBC, SAG, SAX, SAR, SAI, SAP, SSS.

Version 1.1 to include the following additional transactions:
      SFS, SSL, SMA, SMC, SMD, SMS, SAA, SRR, SAD.

Version 1.X to include the following additional transactions: SAT and Extension to UHS.
 .   Functionality for the SAT transaction will be determined after the Usage
    Handling (UH) and the Service Delivery (SD) components have been defined.

ANNUAL SOFTWARE MAINTENANCE FEE:
 .   First year maintenance-           $(***) due at delivery
 .   Subsequent years maintenance-     $(***) due on anniversary date of delivery
 .   Version 1.1 will be provided under maintenance

2. EXHIBIT Q-1 OF THE AGREEMENT SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE ATTACHED EXHIBIT Q-1.


THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")                  TCI CABLE MANAGEMENT CORPORATION
                                           ("CUSTOMER")

BY: /S/ JOSEPH T. RUBLE                    BY: /S/ ANN MONTGOMERY
    --------------------------                 ----------------------------

NAME:   JOSEPH T. RUBLE                    NAME:   ANN MONTGOMERY
      ------------------------                   --------------------------
TITLE:  V.P. & GENERAL COUNSEL             TITLE: V.P. CUSTOMER OPERATIONS
       -----------------------                    -------------------------
                                                  AND BILLING
                                                  -----------

                                  EXHIBIT Q-1

                     DESIGNATED ENVIRONMENT FOR ISP DOMAIN
                     -------------------------------------

THE SUPPORT SERVICES DO NOT INCLUDE SUPPORT OF THE ISP DOMAIN IF THE APIS AND ISP DOMAIN SERVER ARE USED OUTSIDE THE CERTIFIED DESIGNATED ENVIRONMENT (I.E. OTHER HARDWARE, SOFTWARE, OR OTHER MODIFICATIONS HAVE BEEN INTRODUCED BY CUSTOMER THAT ARE OUTSIDE THE CERTIFIED DESIGNATED ENVIRONMENT). IN SUCH A CASE, CSG MAY AGREE TO PROVIDE CUSTOMIZED TECHNICAL SUPPORT FOR CSG'S THEN-CURRENT FEES FOR SUCH SERVICES.

Server and software  for ISP (XBOI/ACSR)
----------------------------------------

Server: CPQ Proliant 6000, 2 CPU, 512M RAM, 4X9.1G hard drive CD-ROM, Ethernet
Software:  Windows NT Server 4.0 OS


Server and Software for ISP (XBOI/ACSR) Code Distribution, BRX PU2.1, BRX  3270
-------------------------------------------------------------------------------
Client,  and LU 6.2 Protocol Conversion
---------------------------------------

Server:

    Test only:    SUN SPARCStation 5, 170Mhz, 128M, 2 X 2.1G hard drive, CD-ROM,
                  17" Monitor
    Production:   SUN Ultra 2, 200MHZ, 256 M, 2X4.2G hard drive, CD-ROM, 17"
                  Monitor SUN  Ultra 3000

(Server model, number of CPUs, memory, and disk storage are based on individual site requirements.)

Software:

    Solaris V2.5.1  CSG standard recommended patches
    Brixton Server PU2.1 FOR Solaris (Version 4.0.5) Running in 2.3.2 mode (both core and session components required)
    Brixton 3270 Client for Solaris (Version 3.0.1.9) (1 copy required for trouble shooting & 1 copy required for each mainframe printer if printing through TCP/IP)
    Brixton LU6.2 (for Fleet Management Interface)
    Hewlett Packard Unix Jet Direct Interface software (to support network-based printing)

(Distribution) Servers for ACSR at remote sites
------------------------------------------------
SUN SPARCStation 5

Workstations for ACSR at Remote Sites
-------------------------------------
Compaq Deskpro 2000 Pentium (133MHZ minimum)
IBM PC350 Pentium (133MHZ minimum)

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."


                           EXHIBIT Q-1 (PAGE 2 OF 2)

Workstation  Minimum Memory (RAM) for ACSR at Remote Sites
----------------------------------------------------------

32MB

Workstation Minimum Hard Drive Space for ACSR at Remote Sites
-------------------------------------------------------------

1.2GB


Workstation Minimum Video Requirements for acsr at Remote Sites
---------------------------------------------------------------

Minimum 17" SVGA monitor
Minimum video resolution supported 1024 x 768 x 256 colors, small font


Workstation Software for ACSR at Remote Sites
---------------------------------------------
Microsoft Windows NT v4.0 w/ Service Pack 3 applied
Netmanage Chameleon Hostlink V6.0.1
Samba V1.9.15 p8


Network Cards/Devices
---------------------
3Com Etherlink cards
SUN Quad Ethernet card
SUN Fast Ethernet 10/100M
SUN Token Ring 4/16M
SUN Single Ring FDDI Interface
SUN Dual Ring FDDI Interface
Hewlett Packard Jet Direct EX

Printers
--------
Lexmark 4227 (533 cps) (requires Hewlett Packard Jet Direct EX)
IBM 6400 Series (requires Hewlett Packard Jet Direct EX)
Hewlett Packard LaserJet5 (requires Hewlett Packard Jet Direct)

Routers
-------
Cisco 2501, 2509, 2511, 2514, 4500


NUMBER OF SUBSCRIBERS: up to (*******) subscribers. for each increment of (*******) subscribers in excess of the (*******) subscribers currently licensed, Customer may license ISP Domain for the license fee set forth in Schedule D
                                                                 ----------
(subject to Section 4 of the Master Agreement).